                                                                                                                                             EXHIBIT 12
                                                                                                 COMPUTATION OF RATIO OF
                                                                                                 EARNINGS TO FIXED CHARGES
                                                                                                        UNAUDITED
                                                                                                 Fiscal Year Ended September 30
                                                          For the Twelve    ----------------------------------------------------------------------------------------------
                                                           Months Ended
                                                           June 30, 2005                 2004                 2003                 2002              2001            2000
                                                       -------------------------------------------------------------------------------------------------------------------

EARNINGS:

Income From Continuing Operations                                  $149,035             $154,265             $181,067             $113,502        $ 60,663       $118,699
  Plus Income Tax Expense                                            91,268               94,590              124,150               69,944          33,433         76,115
  Less Investment Tax Credit (1)                                       (697)                (697)                (693)                (702)           (353)        (1,051)
  (Less Income) Plus Loss from Unconsolidated Subsidiaries (3)       (2,316)                (805)                (535)              14,943          (1,794)        (1,669)
  Plus Distributions from Unconsolidated Subsidiaries                 1,562                  785                1,238                  585             595            229
  Plus Interest Expense on Long-Term Debt                            73,987               82,989               91,381               88,646          78,297         61,997
  Plus Other Interest Expense                                        10,844                6,763               11,196               15,109          25,294         31,761
  Less Amortization of Loss on Reacquired Debt                         (996)              (1,350)              (2,078)              (1,927)         (1,927)        (1,979)
  Plus (Less) Allowance for Borrowed Funds Used in Construction         163                  298                 (102)                 446             438            424
  Plus Rentals (2)                                                    3,352                4,286                4,573                4,906           4,893          4,561
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $326,202             $341,124             $410,197             $305,452        $199,539       $289,087

                                                       ===================================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
   Discount of Funded Debt                                          $73,987              $82,989              $91,381              $88,646         $78,297        $61,997
    Plus Other Interest Expense                                      10,844                6,763               11,196               15,109          25,294         31,761
    Less Amortization of Loss on Reacquired Debt                       (996)              (1,350)              (2,078)              (1,927)         (1,927)        (1,979)
    Plus (Less) Allowance for Borrowed Funds Used in
      Construction                                                      163                  298                 (102)                 446             438            424
    Plus Rentals (2)                                                  3,352                4,286                4,573                4,906           4,893          4,561
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $ 87,350             $ 92,986             $104,970             $107,180        $106,995        $96,764
                                                       ===================================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                     3.73                 3.67                 3.91                 2.85            1.86           2.99

Notes:
   (1) Investment Tax Credit is included in Other Income.
   (2) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (3) Fiscal 2002 includes the Impairment of Investment in Partnership of $15,167.